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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report on the consolidated financial statements of Lomak Petroleum, Inc. for the year ended December 31, 1997, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-1 File No. 333-08211, Form S-3 File No. 333-23955, Form S-8 File No. 10719, Form S-8 File
No. 33-66322, Form S-3 File No.
33-64303, Form S-3 File No. 333-20257, Form S-3 File No. 333-43823 and Form S-8
File No. 333-44821.

                                          ARTHUR ANDERSEN LLP
Cleveland, Ohio,
March 18, 1998.

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